UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2019

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Guarantee of Toll Brothers Finance Corp. 5.625% Senior Notes due 2024	TOL/24	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapt

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Revolving Credit Facility

On October 31, 2019, (a) Toll Brothers, Inc. (the “Registrant”), its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower”) entered into an amendment and restatement of the Borrower’s existing senior unsecured Credit Agreement, dated as of May 19, 2016, among the Borrower, the Registrant, the lenders party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent (as amended and restated, the “Revolving Credit Facility”), to, among other things: (i) increase the aggregate revolving credit commitments under the Revolving Credit Facility from $1.295 billion to $1.905 billion; (ii) extend the Revolving Credit Facility termination date from May 19, 2021 to November 1, 2024; (iii) modify the pricing for outstanding commitments, borrowings and letters of credit under the facility, as set forth in the pricing schedule that is attached to the Revolving Credit Facility; (iv) modify the accordion feature to permit the aggregate revolving credit commitments under the Revolving Credit Facility to be increased to up to $2.5 billion, subject to certain conditions and availability of bank commitments; and (iv) modify certain provisions relating to financial maintenance and negative covenants; and (b) certain of the Registrant’s subsidiaries (other than the Borrower) entered into an Amended and Restated Guaranty agreement in favor of the Lenders whereby they guaranteed the Borrower’s obligations under the Revolving Credit Facility.

The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under the Revolving Credit Facility.

A copy of the Revolving Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Revolving Credit Facility is qualified in its entirety by reference to the text of the agreement filed herewith.

Term Loan Credit Agreement

On October 31, 2019 the Registrant, the Borrower, and certain of the Registrant’s other subsidiaries entered into Amendment No. 4 (the “Amendment”) to the Borrower’s existing $800 million senior unsecured Term Loan Credit Agreement dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, Amendment No. 2, dated as of August 2, 2016, Amendment No. 3, dated as of November 1, 2018, and the Amendment) (the “Term Loan Agreement”), among the Registrant, the Borrower, the lenders party thereto and SunTrust Bank, as Administrative Agent, to, among other things, extend the maturity date from November 1, 2023 to November 1, 2024, with no principal payments being required before the maturity date.

The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under the Term Loan Agreement.

A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment filed herewith. A copy of the Term Loan Agreement was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2014; a copy of Amendment No. 1 was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2016; and a copy of Amendment No. 3 was previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2018. The descriptions of the Term Loan Agreement and the amendments thereto in such Forms 8-K are incorporated by reference into this Item 1.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS

On October 31, 2019, the Company issued a press release regarding the Revolving Credit Facility and the Amendment, as well as its redemption on October 31, 2019 of $250 million of 6.750% senior notes due November 1, 2019. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d). Exhibits

The following Exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Item

10.1

Amended and Restated Credit Agreement, dated as of October 31, 2019, among the First Huntingdon Finance Corp., Toll Brothers, Inc. and the lenders party thereto and Citibank, N.A., as Administrative Agent

10.2

Amendment No. 4, dated as of October 31, 2019, to the Credit Agreement, dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, Amendment No. 2, dated as of August 2, 2016 and Amendment No. 3, dated as of November 1, 2018), among First Huntingdon Finance Corp., Toll Brothers, Inc., the Subsidiaries of Toll Brothers, Inc. party thereto, the Lenders party thereto and SunTrust Bank, as Administrative Agent

99.1	Toll Brothers, Inc. Press Release dated October 31, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 1, 2019	By:	/s/ Michael J. Grubb
Michael J. Grubb
Senior Vice President, and Chief Accounting Officer